Exhibit 99.1

Report of Independent Auditors

The Stockholders of

Copa di Vino Corporation

Report on the Financial Statements

We have audited the accompanying financial statements of Copa di Vino Corporation (the Company), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Copa di Vino Corporation as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Portland, Oregon

December 3, 2020

Copa di Vino Corporation

Balance Sheets

	December 31,
	2019	2018
ASSETS

CURRENT ASSETS
Cash	$62,898	$52,495
Accounts receivable, net	402,443	312,315
Inventories	499,741	740,820
Prepaid expenses	71,599	113,387

Total current assets	1,036,681	1,219,017

PROPERTY AND EQUIPMENT, net	1,037,151	1,185,348

LICENSE AGREEMENTS, net	250,512	281,503

Total assets	$2,324,344	$2,685,868

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,244,764	$1,139,560
Accrued expenses	415,958	401,585
Line of credit	49,000	-
Current portion of notes payable	543,058	211,533
Related party notes payable	233,426	509,329

Total current liabilities	2,486,206	2,262,007

NOTES PAYABLE, NET OF CURRENT PORTION	159,917	637,722

Total liabilities	2,646,123	2,899,729

STOCKHOLDERS’ DEFICIT
Voting common stock, $0.001 par value, 80,000,000 shares authorized, 24,440,945 shares issued and outstanding at December 31, 2019 and 2018	24,441	24,441
Non-voting common stock, $0.001 par value, 20,000,000 shares authorized, 7,993,802 shares issued and outstanding at December 31, 2019 and 2018	7,994	7,994
Additional paid-in capital	4,258,399	4,258,399
Accumulated deficit	(4,612,613)	(4,504,695)

Total stockholders’ deficit	(321,779)	(213,861)

Total liabilities and stockholders’ deficit	$2,324,344	$2,685,868

See accompanying notes.

Copa di Vino Corporation

Statements of Operations

	Years Ended December 31,
	2019	2018

NET SALES
Sales, net of allowances and discounts	$5,769,452	$7,051,413
Less federal excise taxes	56,588	85,335

Net sales	5,712,864	6,966,078

COST OF GOODS SOLD	3,654,539	4,327,396

GROSS PROFIT	2,058,325	2,638,682

OPERATING EXPENSES	1,994,522	2,817,205

INCOME (LOSS) FROM OPERATIONS	63,803	(178,523)

OTHER INCOME (EXPENSE)
Interest income	7,074	-
Interest expense	(190,740)	(138,179)
Other income (expense)	14,139	(77,711)

Total other income (expense)	(169,527)	(215,890)

LOSS BEFORE INCOME TAXES	(105,724)	(394,413)

PROVISION FOR INCOME TAXES	2,194	2,281

NET LOSS	$(107,918)	$(396,694)

See accompanying notes.

Copa di Vino Corporation

Statements of Stockholders’ Equity (Deficit)

	Voting		Non-Voting		Additional		Total Stockholders’
	Common Stock		Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, December 31, 2017	24,440,945	$24,441	7,993,802	$7,994	$4,258,399	$(4,108,001)	$182,833

Net loss	-	-	-	-	-	(396,694)	(396,694)

BALANCE, December 31, 2018	24,440,945	24,441	7,993,802	7,994	4,258,399	(4,504,695)	(213,861)

Net loss	-	-	-	-	-	(107,918)	(107,918)

BALANCE, December 31, 2019	24,440,945	$24,441	7,993,802	$7,994	$4,258,399	$(4,612,613)	$(321,779)

See accompanying notes.

Copa di Vino Corporation

Statements of Cash Flows

	Years Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(107,918)	$(396,694)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	204,338	205,393
Inventory lower of cost or net realizable value adjustment	-	149,994
Changes in operating assets and liabilities
Accounts receivable, net	(90,128)	311,608
Inventories	241,079	(98,339)
Prepaid expenses	41,788	114,581
Accounts payable	105,204	(436,007)
Accrued liabilities	14,373	(16,872)

Net cash from operating activities	408,736	(166,336)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(25,150)	(3,831)

Net cash from investing activities	(25,150)	(3,831)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party notes payables	808,418	1,089,390
Repayments of related party payable	(1,084,321)	(572,007)
Advances on line of credit	359,500	60,000
Payments on line of credit	(310,500)	(66,805)
Principal payments of notes payable	(146,280)	(308,737)

Net cash from financing activities	(373,183)	201,841

NET INCREASE IN CASH	10,403	31,674

CASH AT BEGINNING OF YEAR	52,495	20,821

CASH AT END OF YEAR	$62,898	$52,495

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$212,817	$130,625

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
License agreements obtained with notes payable	$-	$309,912

See accompanying notes.

Copa di Vino Corporation

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies

Nature of operations – Copa di Vino Corporation (Copa di Vino, or the Company) is a bottler of wine into single cup servings, with a bottling plant and administrative offices located in The Dalles, Oregon. The Company’s primary customers are distributors throughout the United States.

Basis of accounting and presentation – The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Variable interests – Accounting principles generally accepted in the United States of America (GAAP) require a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE) and an ongoing assessment of the primary beneficiary of the VIE based on an evaluation to determine whether an entity has: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

In determining whether an entity has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, the guidance requires a reporting entity to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed. The guidance also requires: (a) separate presentation on the face of the statement of financial position of certain assets and liabilities of a VIE, (b) disclosure of the significant judgments and assumptions made by an enterprise in its determination as to whether or not the enterprise is the primary beneficiary of a VIE, and (c) additional expanded disclosures regarding the enterprise’s involvement with a VIE.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results could differ from those estimates.

Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk associated with its cash and cash equivalents.

Accounts receivable – Accounts receivable are recorded when invoices are issued and are written off against the allowance for doubtful accounts if they are determined by management to be uncollectible. Accounts receivable consist primarily of non-interest bearing trade receivables from the sale of products. Generally, the Company considers accounts receivable past due after 30 days. Management individually reviews all delinquent accounts receivable balances and has recorded an allowance for receivables that are not fully collectible as of December 31, 2019 and 2018. The allowance for uncollectible accounts was approximately $122,000 as of December 31, 2019 and 2018.

Copa di Vino Corporation

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Inventories, net – Inventories consist primarily of bulk wine, cased goods, bottling supplies, and other merchandising inventories. These are stated at the lower of cost or net realizable value using the first-in, first-out method. An inventory impairment to record inventory at its lower of cost or net realizable value of approximately $150,000 are included in costs of goods sold during the year ended December 31, 2018. No inventory impairments were recorded during the year ended December 31, 2019.

Excise taxes – The Company pays alcohol excise taxes based on product sales to both the Oregon Liquor Control Commission and to the U.S. Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau (TTB). The Company is liable for the taxes upon the removal of product from the Company’s warehouse on a per gallon basis. The federal tax rate is affected by a small winery tax credit provision which decreases based upon the number of gallons of wine production in a year rather than the quantity sold.

During March 2014, the Company received a Notice of Proposed Assessment from the Department of Treasury for tax due and recorded an accrual of $173,659 based on the assessment. This amount is included in accrued liabilities as of December 31, 2019 and 2018. Excise tax laws state that when an assessment is made, the TTB can collect such tax by levy or by proceeding in court, for a period of 10 years after the assessment of the tax. The Company has not paid the assessment as of December 31, 2019.

Property and equipment – Property and equipment are carried at cost less accumulated depreciation and include major expenditures that increase the productivity or useful life of existing assets. Depreciation is computed using the straight-line method based on estimated useful lives of the related assets as follows:

Leasehold improvements	10-39 years
Tanks, machinery, and equipment	3–20 years
Furniture and fixtures	5–15 years

Management reviews property, plant, and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the undiscounted future net cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

License agreements – On February 16, 2018, the Company entered into three separate license agreements with 1/4 Vin SARL, (1/4 Vin). 1/4 Vin has the right to license certain patents and patent applications relating to inventions, systems, and methods used in the Company’s manufacturing process. In exchange for notes payable, 1/4 Vin granted the Company a nonexclusive, royalty-bearing, non-assignable, nontransferable, terminable license which would continue until the subject equipment is no longer in service or the patents expire. The license agreement is recorded net of accumulated amortization of $59,400 and $28,409 at December 31, 2019 and 2018, respectively. Amortization will be approximately $31,000 annually until the license agreement is fully amortized. The asset is being amortized over a 10 year useful life.

Copa di Vino Corporation

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue recognition – For sales of product, revenue is recognized when product is shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

The Company pays depletion allowances to the Company’s distributors based on their sales to their customers. The Company sets these allowances on a periodic basis and the Company’s distributors bill them back periodically. All depletion expenses associated with a given month are recognized in that month as a reduction of revenues. Revenue is recorded net of allowances and discounts, which were $411,600 and $340,700 for the years ended December 31, 2019 and 2018, respectively.

The Company also reimburses for samples used by distributors. Sample expenses are recognized at the time the Company is billed by the distributor as a selling, general and administrative expense. Samples expense was approximately $48,400 and $68,600 for the years ended December 31, 2019 and 2018, respectively.

Advertising and promotion costs – The Company expenses advertising and promotion costs as they are incurred. Advertising and promotion expenses amounted to approximately $48,500 and $116,600 for the years ended December 31, 2019 and 2018, respectively.

Shipping and handling costs – Amounts billed to customers for shipping and handling are classified as revenue. Costs incurred in shipping of goods are expensed as incurred, and are reported as operating expenses in the statements of operations. Shipping and handling costs were approximately $426,200 and $491,900 for the years ended December 31, 2019 and 2018, respectively.

Income taxes – Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. See Note 7 for further discussion on the Company’s valuation allowance recorded as of December 31, 2019.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.

The Company recognized no uncertain tax positions or any accrued interest and penalties associated with uncertain tax positions for the year ended December 31, 2019. The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. Generally, the Company is subject to examination by income tax authorities for three years from the filing of a tax return.

Copa di Vino Corporation

Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In June 2020, the FASB issued ASU 2020-05, which allows private companies to elect to adopt the guidance for annual reporting periods beginning after December 15, 2019. The Company has elected to defer implementation until its 2020 fiscal year in accordance with ASU 2020-05. The Company is currently evaluating the impact of the adoption of the new guidance.

In February 2016, FASB issued ASU 2016-02, which represents a significant change from the existing lease accounting model for lessees. Under the new guidance, for operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The new guidance is effective for calendar year 2022 for many nonpublic entities, with early adoption permitted. The Company is currently evaluating the effects of the adoption of the new guidance, which may have significant impacts on the Company’s financial statements depending on the number of operating leases that exist as of the beginning of the earliest comparative period in the year of adoption.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Company has performed an evaluation of subsequent events through December 3, 2020, which is the date these financial statements were available to be issued.

Copa di Vino Corporation

Notes to Financial Statements

Note 2 – Management’s Plan

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with US GAAP, management evaluates whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date these financial statements were available to be issued. The Company has incurred operating losses over the past several years and has an accumulated deficit of approximately $4.6 million at December 31, 2019, which has eroded the Company’s working capital position. Accounts payable more than 90 days past due was approximately $500,000 as of December 31, 2019 and certain vendor payables were converted to notes payable over the previous two years. The current portion of notes payable was approximately $543,000. After evaluating these factors, the Company determined there is substantial doubt about the ability of the Company to continue as a going concern.

Subsequent to year-end 2019, the World Health Organization declared the novel coronavirus (COVID-19) outbreak a public health emergency. There have been mandates from international, federal, state and local authorities requiring forced closures of various schools, businesses and other facilities and organizations. While the closures and cancellations are expected to be temporary, the cancellation of events throughout the country are expected to have an adverse impact on the Company’s sales and gross profit margins.

In 2020, the Company obtained a Payroll Protection Program PPP loan in the amount of $159,900 through the Small Business Administration. The Company is also pursuing potential investment options, including the potential of a sale of substantially all of its assets. See Note 9 for further discussion of the letter of intent received on July 26, 2020.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund ongoing operations and increasing profitability.

Note 3 – Inventories

Inventories consist of the following at December 31, 2019 and 2018:

	2019	2018

Raw materials	$184,950	$319,906
Finished goods	314,791	420,914

Total inventories	$499,741	$740,820

Copa di Vino Corporation

Notes to Financial Statements

Note 4 – Property and Equipment, net

Property and equipment consist of the following at December 31, 2019 and 2018:

	2019	2018

Leasehold improvements	$1,005,673	$1,003,697
Machinery and equipment	1,486,213	1,479,139
Tanks	164,195	164,195
Furniture and fixtures	54,750	53,363
	2,710,831	2,700,394

Less accumulated depreciation and amortization	(1,693,479)	(1,520,132)
	1,017,352	1,180,262

Construction in progress	19,799	5,086

Total property and equipment, net	$1,037,151	$1,185,348

Depreciation and amortization expense amounted to approximately $173,300 and $177,000 for the years ended December 31, 2019 and 2018, respectively.

Note 5 – Line of Credit

The Company maintains a line of credit with an approved maximum borrowing limit from a bank of $49,000 at December 31, 2019. The line is unsecured and bears interest at 6.75%. There was an outstanding balance of $49,000 on the line of credit at December 31, 2019.

Copa di Vino Corporation

Notes to Financial Statements

Note 6 – Notes Payable

Notes payable consist of the following at December 31, 2019 and 2018:

	2019	2018

Note payable to a vendor, monthly payments of $10,000 beginning January 1, 2017 until paid in full, paid in 2019.	$-	$3,749

Note payable to a vendor, monthly payments of approximately $5,000 beginning November 15, 2017 with payments increasing to $10,000 per month, paid in 2019.	-	28,400

Note payable to a vendor, weekly payments of at least $2,000 beginning December 2, 2016, including fixed interest of 4% at December 31, 2019 and 2018, until paid in full.	38,763	51,297

Note payable to an individual, monthly interest only payments, including fixed interest of 14%, due on December 7, 2020.	150,000	150,000

Notes payable to an individual, monthly interest only payments, including fixed interest of 15% and 20% at December 31, 2019 and 2018, respectively, due in May 2020.	215,000	215,000

Notes payable to an individual, monthly payments including fixed interest of 10%, paid in full in December 2019.	-	25,974

Note payable to an individual, monthly interest only payments at 6% due on September 1, 2021.	150,000	150,000

Notes payable for license agreements (see Note 1) due in 36 monthly payments of $10,000, interest imputed at 10%, maturing in January 2021.	149,212	224,835
	702,975	849,255
Less current portion	(543,058)	(211,533)

Total notes payable, net of current portion	$159,917	$637,722

Copa di Vino Corporation

Notes to Financial Statements

Note 7 – Provision for Income Taxes

The provision for income taxes consists of the following for the year ended December 31, 2019 and 2018:

	2019	2018

Current income tax expense
State and local income taxes	$2,194	$2,281

Provision for income taxes	$2,194	$2,281

The income tax provision differs from the expense that would result from applying statutory tax rates to income before income taxes primarily because of permanent adjustments.

The tax effect of temporary differences that give rise to the deferred tax asset (liability) is as follows at December 31, 2019 and 2018:

	2019	2018

Deferred tax assets
Net operating losses	$778,700	$915,300
Accrued interest – stockholder note	28,200	29,600
Inventory adjustments	57,100	73,000
Other	400	200
Total deferred tax asset	864,400	1,018,100

Deferred tax liabilities
Fixed asset basis	(109,600)	(112,500)

Total deferred tax liability	(109,600)	(112,500)

Valuation allowance	(754,800)	(905,600)

Net deferred tax asset	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating losses and tax credit carryforwards. The net operating losses generated in years up to the year ending December 31, 2017 begin to expire in 2032. Net operating losses generated subsequent to 2017 do not expire. ASC Topic 740, Income Taxes, requires that the tax benefit of net operating losses and various temporary differences be recorded as an asset to the extent that the Company assesses that realization is more likely than not. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period.

Due to the Company’s recent history of operating losses, the Company believes the recognition of the deferred tax assets arising from the above mentioned future tax benefits is currently not more likely than not to be realized and, accordingly, has provided a full valuation allowance.

Copa di Vino Corporation

Notes to Financial Statements

Note 7 – Provision for Income Taxes (continued)

As of December 31, 2019, management had not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation that would limit the use of the net operating losses under section 382 of the Internal Revenue Code.

If the Company has experienced an ownership change at any time since its formation that triggered the rules under section 382, utilization of net operating loss carryforwards and other tax attributes generated before the change would be subject to an annual limitation. Any limitation may result in expiration of a portion of the net operating loss carryforwards or other attributes before utilization. Management will continue to monitor this issue and will complete a Section 382 study prior to utilizing the Company’s net operating loss carryforwards.

Note 8 – Related Party Transactions

The Company is related to Discover Development LLC and Drinx Tec Inc. through common ownership.

Discover Development LLC – The Company leases its production facility from Discover Development LLC for monthly rent of $14,500 under an operating lease agreement expiring July 1, 2025. Total related party rent expense during the years ended December 31, 2019 and 2018 totaled $142,500 and $144,000, respectively. The Company is contractually obligated under the lease for annual payments as follows:

Years ending December 31, 2020	$177,000
2021	180,000
2022	180,000
2023	180,000
2024	180,000
Thereafter	90,000

Total	$987,000

Amounts due to Discover Development LLC as of December 31, 2019 and 2018 were $108,426 and $353,445, respectively. Interest charged by Discover Development LLC to the Company during the year ended December 31, 2019 was approximately $38,300. Interest was not charged by Discover Development during the year ended December 31, 2018. The Company received advances of $596,974 and paid $634,390 to Discover Development LLC during the year ended December 31, 2018. The Company received advances of $1,053,437 and paid $808,418 to Discover Development LLC and received no advances during the year ended December 31, 2019.

Drinx Tec Inc. – Drinx Tec Inc. holds certain beverage technologies. Drinx Tec Inc. utilizes the Company’s personnel for certain administrative functions. During the year ending December 31, 2019, the Company charged Drinx Tec Inc. approximately $609,000 for its share of administrative costs, recorded as an offset to operating expenses in the statement of operations.

Copa di Vino Corporation

Notes to Financial Statements

Note 8 – Related Party Transactions (continued)

Related party payables consist of the following at December 31, 2019 and 2018:

	2019	2018

Discover Development LLC	$108,426	$353,445

Drinx Tec Inc. note payable (see below)	125,000	125,000

Other	-	30,884

Total related party notes payable	$233,426	$509,329

In 2018, Drinx Tec Inc., a related party through common ownership, obtained a $125,000 note payable from an individual requiring interest only payments at a rate of 15% until maturity in December 2020. Drinx Tec then advanced the $125,000 to the Company under the same terms.

Note 9 – Subsequent Events

Letter of Intent –The Company received a Letter of Intent dated July 26, 2020, under which an unrelated third party intends to acquire substantially all of the Company’s assets. Closing of the transaction, which is expected to occur in 2020, is contingent on management and board of directors’ approval and receipt of necessary regulatory approvals, along with satisfaction of other customary closing conditions.